Exhibit 99.1

OSI Systems Reports Fiscal 2021 Third Quarter Financial Results

  Q3 Revenues of $284 Million
  Q3 Earnings Per Diluted Share
    GAAP EPS of $1.03
    Record Non-GAAP EPS of $1.38
  Company Raises Fiscal 2021 Revenues and Non-GAAP EPS Guidance
  Q3 Backlog Increased to $1.1 Billion (23% increase from June 30, 2020)

HAWTHORNE, Calif.--(BUSINESS WIRE)--April 29, 2021--OSI Systems, Inc. (the “Company” or “OSI Systems”) (Nasdaq: OSIS) today announced financial results for the three and nine months ended March 31, 2021.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased with our third quarter performance as we delivered another quarter of record adjusted earnings despite the ongoing impact of the COVID-19 pandemic on our Security division. With the strength of our backlog and momentum in our end markets, we expect to conclude fiscal 2021 with fourth quarter year-over-year sales growth of 11% - 20% and strong earnings.”

For the third quarter of fiscal 2021, the Company reported revenues of $283.8 million compared to $292.9 million reported for the third quarter of fiscal 2020. Net income for the third quarter of fiscal 2021 was $18.8 million, or $1.03 per diluted share, compared to net income of $19.6 million, or $1.06 per diluted share, for the third quarter of fiscal 2020. Non-GAAP net income for the third quarter of fiscal 2021 was $25.3 million, or $1.38 per diluted share, compared to non-GAAP net income for the fiscal 2020 third quarter of $22.1 million, or $1.20 per diluted share.

For the nine months ended March 31, 2021, revenues were $814.7 million compared to $889.1 million in the same period a year ago. Net income for the nine months ended March 31, 2021 was $48.2 million, or $2.63 per diluted share, compared with $61.3 million, or $3.28 per diluted share, for the same period a year ago. Non-GAAP net income for the nine months ended March 31, 2021 was $69.3 million, or $3.79 per diluted share, compared with non-GAAP net income of $63.1 million, or $3.38 per diluted share, for the comparable prior-year period.

For the quarter ended March 31, 2021, the Company’s book-to-bill ratio was 1.1. As of March 31, 2021, the Company's backlog was $1.063 billion compared to $861 million as of June 30, 2020. During the quarter ended March 31, 2021, operating cash flow was $41.6 million, and capital expenditures were $2.6 million.

Mr. Chopra commented, “Our Optoelectronics and Manufacturing division delivered excellent results with record third quarter sales and operating income. Bookings were also strong leading to a record Opto backlog positioning the division for a strong finish to fiscal 2021.”

Mr. Chopra continued, “The Security division’s solid operational performance contributed to adjusted operating margin expansion despite lower year-over-year revenues that were impacted by the pandemic, most notably in our aviation and cargo businesses. We continue to demonstrate our leadership in the global marketplace and are seeing signs of the Security business beginning to emerge from the pandemic-related challenges with numerous recent awards. We expect to resume sales growth during the fourth fiscal 2021 quarter.”

Mr. Chopra concluded, “The Healthcare division reported another terrific quarter with an 18% increase in third quarter year-over-year revenue and significant operating income growth. We made significant investments in research and development as we continue our focus on enhancing core offerings and developing new products.”

Fiscal Year 2021 Outlook

	Current Updated Guidance	Previous Guidance

Revenues	$1.123 billion - $1.148 billion	$1.110 billion - $1.145 billion

Non-GAAP Diluted Earnings Per Share	$5.15 - $5.40	$5.00 - $5.35

For fiscal year 2021, the Company is raising its revenue guidance to a range of $1.123 billion to $1.148 billion and is raising its non-GAAP diluted earnings per share guidance to $5.15 to $5.40. Actual revenues and non-GAAP diluted earnings per share for fiscal 2021 could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors, including uncertainties as to the duration and scope of the COVID-19 pandemic.

The Company’s fiscal 2021 diluted earnings per share guidance is provided on a non-GAAP basis. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment, non-GAAP operating margin and non-GAAP provision (benefit) for income taxes and non-GAAP effective tax rate, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and nine months ended March 31, 2020 and 2021 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining non-GAAP financial measures of the Company. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the third quarter of fiscal 2021. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until May 13, 2021. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 7855009 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2021 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
Revenues:
Products	$213,257	$217,124	$646,790	$608,238
Services	79,626	66,663	242,287	206,466
Total net revenues	292,883	283,787	889,077	814,704
Cost of goods sold:
Products	141,069	144,958	436,120	409,692
Services	42,707	34,810	133,866	103,161
Total cost of goods sold	183,776	179,768	569,986	512,853
Gross profit	109,107	104,019	319,091	301,851
Operating expenses:
Selling, general and administrative	65,576	57,906	191,655	172,624
Research and development	15,358	13,932	44,485	39,798
Restructuring and other charges (benefit), net	4,548	(285)	1,520	7,912
Total operating expenses	85,482	71,553	237,660	220,334
Income from operations	23,625	32,466	81,431	81,517
Interest expense and other, net	(4,706)	(4,167)	(14,286)	(12,589)
Income before income taxes	18,919	28,299	67,145	68,928
Benefit (provision) for income taxes	639	(9,526)	(5,858)	(20,773)
Net income	$19,558	$18,773	$61,287	$48,155

Diluted earnings per share	$1.06	$1.03	$ 3.28	$2.63
Weighted average shares outstanding – diluted	18,513	18,298	18,693	18,278

UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
Revenues – by Segment:
Security division	$ 187,076	$ 151,409	$ 578,477	$ 431,420
Healthcare division	45,662	54,023	127,862	160,421
Optoelectronics and Manufacturing division (including intersegment revenues)	70,240	90,278	216,684	257,713
Intersegment revenues eliminations	(10,095)	(11,923)	(33,946)	(34,850)
Total	$ 292,883	$ 283,787	$ 889,077	$ 814,704

Operating income (loss) – by Segment:
Security division	$ 24,525	$ 23,969	$ 73,405	$ 52,651
Healthcare division	1,682	7,333	5,793	25,640
Optoelectronics and Manufacturing division	7,309	10,484	25,096	29,638
Corporate	(10,161)	(9,078)	(23,578)	(25,895)
Intersegment eliminations	270	(242)	715	(517)
Total	$ 23,625	$ 32,466	$ 81,431	$ 81,517

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2020	March 31, 2021
Assets

Cash and cash equivalents	$76,102	$92,465
Accounts receivable, net	269,840	258,594
Inventories	241,226	283,523
Other current assets	30,541	26,828
Total current assets	617,709	661,410
Property and equipment, net	127,936	125,477
Goodwill	310,627	319,211
Intangible assets, net	128,279	130,058
Other non-current assets	83,990	89,804
Total Assets	$1,268,541	$1,325,960

Liabilities and Stockholders' Equity

Bank lines of credit	$59,000	$--
Current portion of long-term debt	926	925
Accounts payable and accrued expenses	154,487	188,518
Other current liabilities	115,688	136,626
Total current liabilities	330,101	326,069
Long-term debt	267,072	273,997
Other long-term liabilities	99,216	110,001
Total liabilities	696,389	710,067
Total stockholders’ equity	572,152	615,893
Total Liabilities and Stockholders’ Equity	$1,268,541	$1,325,960

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2020		2021		2020		2021
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$ 19,558	$ 1.06	$ 18,773	$ 1.03	$ 61,287	$ 3.28	$ 48,155	$ 2.63
Restructuring and other charges (benefit), net	4,548	0.25	(285)	(0.02)	1,520	0.08	7,912	0.43
Amortization of acquired intangible assets	3,638	0.20	3,639	0.20	10,802	0.58	11,119	0.61
Non-cash interest	2,192	0.12	2,233	0.12	6,593	0.35	6,719	0.37
Tax benefit of above adjustments	(2,668)	(0.15)	(1,348)	(0.07)	(5,041)	(0.27)	(6,894)	(0.38)
Discrete tax items	(5,127)	(0.28)	2,248	0.12	(12,037)	(0.64)	2,319	0.13

Non-GAAP basis	$ 22,141	$ 1.20	$ 25,260	$ 1.38	$ 63,124	$ 3.38	$ 69,330	$ 3.79

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended March 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 24,525	13.1%	$ 1,682	3.7%	$ 7,309	10.4%	$ (9,891)	$ 23,625	8.1%
Restructuring and other charges, net	465	0.2%	3,724	8.1%	300	0.4%	59	4,548	1.6%
Amortization of acquired intangible assets	2,797	1.6%	--	--	841	1.2%	--	3,638	1.2%
Non-GAAP basis– operating income (loss)	$27,787	14.9%	$ 5,406	11.8%	$ 8,450	12.0%	$ (9,832)	$ 31,811	10.9%

Three Months Ended March 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 23,969	15.8%	$ 7,333	13.6%	$ 10,484	11.6%	$ (9,320)	$ 32,466	11.4%
Restructuring and other charges (benefit), net	401	0.3%	--	--	--	--	(686)	(285)	(0.1%)
Amortization of acquired intangible assets	2,664	1.8%	202	0.3%	773	0.9%	- -	3,639	1.3%
Non-GAAP basis– operating income (loss)	$ 27,034	17.9%	$ 7,535	13.9%	$ 11,257	12.5%	$ (10,006)	$ 35,820	12.6%

Nine Months Ended March 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 73,405	12.7%	$ 5,793	4.5%	$ 25,096	11.6%	$ (22,863)	$ 81,431	9.2%
Restructuring and other charges (benefit), net	871	0.2%	3,724	2.9%	318	0.1%	(3,393)	1,520	0.2%
Amortization of acquired intangible assets	8,391	1.4%	--	--	2,411	1.1%	--	10,802	1.1%
Non-GAAP basis– operating income (loss)	$ 82,667	14.3%	$ 9,517	7.4%	$ 27,825	12.8%	$ (26,256)	$ 93,753	10.5%

Nine Months Ended March 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$ 52,651	12.2%	$ 25,640	16.0%	$ 29,638	11.5%	$ (26,412)	$ 81,517	10.0%
Restructuring and other charges (benefit), net	8,923	2.1%	27	--	146	0.1%	(1,184)	7,912	1.0%
Amortization of acquired intangible assets	8,209	1.9%	605	0.4%	2,305	0.9%	--	11,119	1.3%
Non-GAAP basis– operating income (loss)	$ 69,783	16.2%	$ 26,272	16.4%	$ 32,089	12.5%	$ (27,596)	$ 100,548	12.3%
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED BASIS PROVISION (BENEFIT) FOR INCOME TAXES AND NON-GAAP EFFECTIVE TAX RATE

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
Income before income taxes:
GAAP basis	$ 18,919	$ 28,299	$ 67,145	$ 68,928

Provision (benefit) for income taxes:
GAAP basis	$ (639)	$ 9,526	$ 5,858	$ 20,773
Discrete tax items	5,127	(2,248)	12,037	(2,319)
Non-GAAP adjusted basis	$ 4,488	$ 7,278	$ 17,895	$ 18,454
Effective tax rate:
GAAP basis	(3.4%)	33.7%	8.7%	30.1%
Non-GAAP adjusted basis	23.7%	25.7%	26.7%	26.8%

Contacts

For Additional Information, Contact:

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com